EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No.’s 333-136894, 333-136893, 333-136891, 333-114513, 333-88798 and 333-64056) on Form S-8 of iSECUREtrac Corp. of our report dated March 18, 2008, relating to our audit of the consolidated financial statements which is incorporated in this Annual Report on Form 10-KSB, of iSECUREtrac Corp. for the year ended December 31, 2007.

/s/ McGladrey & Pullen LLP
Kansas City, Missouri
March 18, 2008